Exhibit 99.1

NEWS RELEASE

CONTACT:
CreditRiskMonitor.com, Inc.
Jerry Flum, CEO
(845) 230-3030
ir@crmz.com

FOR IMMEDIATE RELEASE

CreditRiskMonitor Declares Special Dividend

VALLEY COTTAGE, NY—July 29, 2011—CreditRiskMonitor (OTCQB: CRMZ) announced that its Board of Directors has declared a special dividend of $0.05 per outstanding share of its common stock. The dividend will be payable on August 31, 2011 to shareholders of record of the Corporation at the close of business on August 17, 2011.

Jerry Flum, CEO said, “I’m happy to announce that the Board of Directors has approved a special dividend. The Board feels that with the Company’s strong balance sheet and cash flow it is an opportune time for the shareholders to share in our continued success.”

Overview

CreditRiskMonitor (http://www.crmz.com) is an Internet-based publisher of financial information, designed to save time for busy corporate credit professionals that competes with Dun & Bradstreet, Equifax and Experian.

Safe Harbor Statement

Certain statements in this press release, including statements prefaced by the words "anticipates", "estimates", “believes", "expects" or words of similar meaning, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, expectations or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, including, among others, those risks, uncertainties and factors referenced from time to time as "risk factors" or otherwise in the Company's Registration Statements or Securities and Exchange Commission Reports. We disclaim any intention or obligation to revise any forward-looking statements, whether as a result of new information, a future event, or otherwise.